      As filed with the Securities and Exchange Commission on June 25, 1998
                                                      Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                                MGI PHARMA, INC.
             (Exact name of registrant as specified in its charter)

            Minnesota                                            41-1364647
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

      9900 Bren Road East, Suite 300E
          Minneapolis, Minnesota                                        55343
 (Address of Principal Executive Offices)                             (Zip Code)

       MGI PHARMA, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                            (full title of the plan)


            Lori-jean Gille                                Copy to:
               Secretary                             Timothy S. Hearn, Esq.
           MGI PHARMA, INC.                          Dorsey & Whitney LLP
    9900 Bren Road East, Suite 300E                 220 South Sixth Street
     Minneapolis, Minnesota 55343             Minneapolis, Minnesota  55402-1498
(Name and address of agent for service)

                                 (612) 935-7335
          (Telephone number, including area code, of agent for service)

                                  -----------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                     Proposed                   Proposed
  Title of each class                            Maximum Offering               Maximum
  of Securities to be    Amount to be                 Price                Aggregate Offering        Amount of
     registered           registered (1)             per Unit (2)                Price (2)       Registration Fee(2)
-------------------------------------------------------------------------------------------------------------------
    Common Stock
   ($.01 par value)         150,000                    $6.922                   $1,038,281.25          $306.29
===================================================================================================================

(1) The number of shares being registered represents the number of shares of Common Stock that may be issued pursuant to the MGI PHARMA, INC. Amended and Restated Employee Stock Purchase Plan (the "Plan") in addition to 250,000 shares previously registered under the Plan.

(2) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock reported in the Nasdaq National Market on June 22, 1998.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the Registration Statements on Form S-8 relating to the Plan filed with the Securities and Exchange Commission on June 3, 1988 (File No. 33-22294) and June 25, 1993 (File No. 33-65032).

================================================================================

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 25, 1998.

                                         MGI PHARMA, INC.

                                         By /s/ Charles N. Blitzer
                                            ----------------------------------
                                            Charles N. Blitzer
                                            President, Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                                        Title                                       Date
         ----                                        -----                                       ----
     /s/ Charles N. Blitzer                    President, Chief Executive                     June 25, 1998
----------------------------------             Officer (principal executive
     Charles N. Blitzer                        officer) and Director

               *                               Vice President, Finance (principal
----------------------------------             financial and accounting officer)
        William C. Brown

               *                               Director
----------------------------------
       Andrew J. Ferrara

               *                               Director
----------------------------------
  Joseph S. Frelinghuysen, Jr.

               *                               Director
----------------------------------
       Michael E. Hanson

               *                               Director
----------------------------------
        Hugh E. Miller

               *                               Director
----------------------------------
       Timothy G. Rothwell

               *                               Director
----------------------------------
        Lee J. Schroeder


*By  /s/ Charles N. Blitzer                                                                   June 25, 1998
----------------------------------
        Charles N. Blitzer
         Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit Number     Description
--------------     -----------
      5            Opinion of Dorsey & Whitney LLP regarding legality

     23.1          Consent of KPMG Peat Marwick LLP

     23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 to this Registration Statement)

     24            Power of Attorney